EXHIBIT 10.1

WRITTEN CONSENT OF DIRECTORS TO CORPORATE ACTION

WITHOUT MEETING OF PHI GROUP, INC.

TO EXTEND REPURCHASE OF COMMON STOCK

A Wyoming Corporation

The undersigned members of Board of Directors of PHI GROUP, INC., a Wyoming corporation (the “Corporation”), constitute a quorum and by their signatures below, hereby approve the following resolutions and consent to their adoption, without a formal meeting of that Board of Directors (the “Board”), pursuant to Title 17-16-821 of the Wyoming Statues on this 27th day of December 2021.

WHEREAS, on June 25, 2021, the Company’s Board of Directors passed a corporate resolution to extend the time period for the repurchase of its own shares of common stock from the open market from time to time in accordance with the terms mentioned below:

1.	Purpose of Repurchase: To enhance future shareholder returns.
2.	Details of Repurchase:

a.	Class of shares to be repurchased: Common Stock of PHI Group, Inc.
b.	Total number of repurchasable shares: Up to twenty-five billion shares, or as many as economically practical.
c.	Total repurchase dollar amount: To be determined by prevalent market prices at times of transaction.
d.	Methods of repurchase: Open market purchase and/or negotiated transactions.
e.	Repurchase period: As soon as possible and from time to time until December 31, 2021.
f.	The Company intends to fund the proposed share repurchase program with the proceeds from the disposal of certain non-core assets and from other anticipated sources of income of the Company.
g.	The share repurchase program will be in full compliance with state and federal laws and certain covenants with the Company’s noteholders.

WHEREAS, in light of the continued adverse effects due to the global coronavirus pandemic as well as the Company’s current corporate priorities, its Board of Directors has determined that it is in the best interests of the Company and its shareholders to further extend the Common Stock repurchase period to March 31, 2022.

BE IT RESOLVED that, subject to liquidity condition and certain contractual obligations, the Corporation is authorized to repurchase its own shares of common stock from the open market from time to time in accordance with the terms mentioned below:

1.	Purpose of Repurchase: To enhance future shareholder returns.
2.	Details of Repurchase:

a.	Class of shares to be repurchased: Common Stock of PHI Group, Inc.
b.	Amount of repurchasable shares: As many as economically conducive and optimal for the Company.
c.	Total repurchase dollar amount: To be determined by prevalent market prices at times of transaction.
d.	Methods of repurchase: Open market purchase and/or negotiated transactions.
e.	Repurchase period: Until March 31, 2022.
f.

The Company intends to fund the proposed share repurchase program with proceeds from the potential disposal of certain non-core assets and from other sources,subject to liquidity, availability of funds and satisfaction of contractual obligations.

g.	The share repurchase program must be in full compliance with state and federal laws and certain covenants with the Company’s noteholders.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signatures below, the above resolutions have been duly authorized and adopted by the Company’s Board of Directors.

Dated: December 27, 2021

/s/ Tam Bui	/s/ Frank Hawkins
Tam Bui, Director	Frank Hawkins, Director

/s/ Henry D. Fahman
Henry D. Fahman, Director